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                        Exhibit 3.2 Certificate of Merger


































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                                State of Delaware

                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE,  DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CFRTIFITCATE OF MERGER, WHICH MERGES:


         "ROYAL FINANCE CORPORATION, A NEW JERSEY CORPORATION,

WITH AND INTO "ROYAL.. ACCEPTANCE CORPORATION UNDER THE NAME

OF ROYAL ACCEPTANCE CORPORATION" . A CORPORATION ORGANIZED AND

EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED

AND FILED IN THIS OFFICE THE SECOND DAY OF JANUARY, A.D., 1997,

AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









                                              [Illegible Signature]
                                              ----------------------------------
                                              Edward J Freel, Secretary of State
                                [Seal]
                                              AUTHENTICATION:          8303118
         2683944 8100M
         971027380                                      DATE:          01 -28-97







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                              CERTIFICATE OF MERGER

                                       OF

                            ROYAL FINANCE CORPORATION
                           (a New Jersey corporation)

                                      INTO

                          ROYAL ACCEPTANCE CORPORATION
                            (a Delaware corporation)

               Pursuant to Sections 103 and 252(c) of the General
                    Corporation Law of the State of Delaware

Royal Finance Corporation, a New Jersey corporation (the "Merging Corporation"), and Royal Acceptance Corporation, a Delaware corporation (the "Surviving Corporation"), pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, each hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations which plan to merge hereby (the "Constituent Corporations") are as follows:

         Name                                             State of Incorporation
         ----                                             ----------------------

         Royal Finance Corporation                        New Jersey
         Royal Acceptance Corporation                     Delaware


         SECOND: An Agreement and Plan of Merger, dated as of November 20, 1996 between the Surviving Corporation and the Merging Corporation (die "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Subsection 252(c) of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation shall be Royal Acceptance Corporation, which will continue its existence as the Surviving Corporation under the name Royal Acceptance Corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Incorporation of the Surviving Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.








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FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 621 Shrewsbury Avenue, Suite 10B, Shrewsbury, New Jersey 07702.

SIXTH: A copy of the executed Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

EIGHTH: The authorized capital stock of the Merging Corporation is 9,995,000 shares of common stock, par value $.001 per share and 5,000 shares of preferred stock, par value $.001 per share.

IN WITNESS WHEREOF, Royal Acceptance Corporation and Royal Finance Corporation have each caused this Certificate of Merger to be signed by its Executive Vice President, as of this 30th day of December 1996.



                                           ROYAL FINANCE CORPORATION


                                           By:   /s/ Sean F. Campbell
                                                 -------------------------------
                                                 Name: Sean F. Campbell
                                                 Title: Executive Vice President

                                           ROYAL ACCEPTANCE CORPORATION


                                           By:   /s/ Sean F. Campbell
                                                 -------------------------------
                                                 Name: Sean F. Campbell
                                                 Title: Executive Vice President